Exhibit 4.17

Grant No.

VERISIGN, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth below (the “Date of Grant”) by and between VeriSign, Inc., a Delaware corporation (the “Company”), and the Optionee named below (“Optionee”).

Optionee:

Social Security Number:

Optionee’s Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Expiration Date:
(unless earlier terminated under Section 3 hereof)

WHEREAS, this Agreement documents and confirms the grant of the Total Option Shares to Optionee by the Compensation Committee of the Board of Directors of the Company on                      as a non-plan option grant rather than a grant under the Company’s 2001 Stock Incentive Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby grants to Optionee a nonqualified stock option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth above as Total Option Shares (collectively, the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement.

2. Vesting; Exercise Period.

2.1 Vesting of Shares. This Option shall be exercisable as it vests. Subject to the terms and conditions of this Agreement, this Option shall vest and become exercisable as to portions of the Shares as follows: (a) this Option shall not be exercisable with respect to any of the Shares until August 1, 2002, (the “First Vesting Date”); (b) if Optionee has continuously been an employee of the Company, then on the First Vesting Date, this Option shall become exercisable as to 25% of the Shares; and (c) this Option shall become exercisable as to an additional 6.25% of the Shares thereafter on each quarterly anniversary of the First Vesting Date, provided that Optionee has continuously been an employee of the Company at all times during the relevant period. Upon the consummation of a Merger/Sale one hundred percent (100%) of the Shares that are then Unvested Shares shall immediately become Vested Shares. “Merger/Sale” shall mean: (a) a sale of all or substantially all of the assets of the Company, (b) a sale (including an exchange) of all of the shares of capital stock of the Company, (c) the merger, consolidation, amalgamation or like transaction of the Company with or into another corporation, or (d) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation. This Option shall cease to vest upon Optionee no longer being an employee of the Company. Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the “Total Option Shares.”

VeriSign, Inc.

Nonqualified Stock Option Agreement

2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in Section 2.1 hereof are “Vested Shares.” Shares that are not vested pursuant to the schedule set forth in Section 2.1 hereof are “Unvested Shares.”

2.3 Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 hereof.

3. Termination.

3.1 Termination for Any Reason Except Death, Disability. If Optionee ceases to be an employee of the Company for any reason except Optionee’s death or “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (a “Disability”), then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the termination date, may be exercised by Optionee no later than three (3) months days after the termination date, but in any event no later than the Expiration Date.

3.2 Termination Because of Death or Disability. If Optionee ceases to be an employee of the Company because of death or Disability of Optionee (or the Optionee dies within three (3) months after ceasing to be an employee of the Company), then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the termination date, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the termination date, but in any event no later than the Expiration Date.

3.3 No Obligation to Employ. Nothing in this Agreement shall confer on Optionee any right to continue in the service of the Company, or any parent or subsidiary of the Company, or limit in any way the right of the Company, or any parent or subsidiary of the Company, to terminate Optionee’s service at any time.

4. Manner of Exercise.

4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Optionee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit the Exercise Agreement and documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Optionee;

VeriSign, Inc.

Nonqualified Stock Option Agreement

(b)	by surrender of shares of the Company’s Common Stock that are clear of all liens, claims, encumbrances or security interests and either: (1) have been paid for within the meaning of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market;

(c)	by waiver of compensation due or accrued to Optionee for services rendered to the Company;

(d)	provided that a public market for the Company’s Common Stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)	by any combination of the foregoing.

4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable foreign, federal or state withholding obligations of the Company (or any parent or subsidiary of the Company). If the Company’s Board of Directors, or the Compensation Committee of the Company’s Board of Directors (in either case, the “Committee”) permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a fair market value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of foreign, federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

7. Tax Consequences. Set forth below is a brief summary of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

VeriSign, Inc.

Nonqualified Stock Option Agreement

7.1 Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

7.2 Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on disposition of the Shares will be treated as long-term capital gain. The Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

8. Legends. Until such time as the Shares are registered under the Securities Act, Optionee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

9. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

11. Entire Agreement. This Agreement and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

VeriSign, Inc.

Nonqualified Stock Option Agreement

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

15. Adjustment of Shares. If the number of outstanding shares of the Company’s common stock is changed by a subdivision, a stock dividend, a declaration of an extraordinary dividend payable in a form other than stock in an amount that has a material effect on the fair market value of the common stock of the Company, a combination or consolidation of outstanding shares of the Company’s common stock into a lesser number of shares, a recapitalization, a spin-off, reclassification or a similar occurrence, the Compensation Committee of the Company’s Board of Directors or those persons to whom administration of this Agreement has been delegated as permitted by law shall make appropriate adjustments to the Exercise Price and the number of Shares subject to this Option.

16. Acceptance. Optionee hereby acknowledges receipt of a copy of the Exercise Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Exercise Agreement and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

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VeriSign, Inc.

Nonqualified Stock Option Agreement

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

VERISIGN, INC.	OPTIONEE

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

Attachment

Exhibit A – Stock Option Exercise Agreement

EXHIBIT A

STOCK OPTION EXERCISE AGREEMENT

Stock Option Exercise Agreement for Grant No.

Optionee Name	Address	Social Security Number

(“Purchaser”)

OPTIONS EXERCISED

Grant Price Per Share (1)	# of Shares Exercised (2)	Total Option Price (3) (1) x (2) = (3)
$		$

PAYMENT METHOD AND

ISSUANCE INSTRUCTIONS

☐ Cash Exercise	☐ Cashless Exercise

Attached is my check #                      in the amount of $                     to pay for the exercise of my stock options as listed above. Issue the certificate in my name and send it to:

☐        My home address above, or;

☐        E*Trade Account – Account #

☐ Stock Swap # of Shares: Cash Due (if applicable): $

REPRESENTATIONS

I do NOT have access to, nor am I aware of, any inside information regarding VeriSign, Inc. (the “Company”) which could influence, or has influenced, my decision to purchase and/or sell this stock.
Initials

I hereby agree to hold harmless VeriSign, Inc. regarding the reporting of income subject to the transfer/sale of these shares. I am not relying on VeriSign or E*Trade for any tax advice. The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.

IMPORTANT NOTE: FOR CASH EXERCISES

Send your form and attach your check (Payable to: VeriSign, Inc.) to VeriSign, Inc. Attn: Stock Administrator, 487 E. Middlefield Rd; Mountain View, CA 94043.

Optionee Signature Date

FOR COMPANY USE ONLY	Insider List Verified:
Stock Administrator Date